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MR A SAMPLE
DESIGNATION (IF ANY)
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card
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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. .

A
Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.
1. Election of Directors:
For Withhold For Withhold For Withhold
01 - Charles A. Adams
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02 - Daniel E. Marvin, Jr.

03 - Ray Anthony Sparks

For Against Abstain

2. To approve the adoption of the First Mid-Illinois
3. In their discretion, on such other matters that may properly
Bancshares, Inc. 2007 Stock Incentive Plan.
come before the meeting and any adjournments thereof.

B
Non-Voting Items
Change of Address — Please print new address below. Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

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140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
31CV 0131501 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. .

Proxy — FIRST MID-ILLINOIS BANCSHARES, INC.

PROXY is Solicited By the Board of Directors
For the Annual Meeting of Stockholders - May 23, 2007

The undersigned hereby appoints Michael L. Taylor, John W. Hedges and Laurel G. Allenbaugh, or any of them acting in the absence of the others, with full power of substitution, as attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present and voting at the Annual Meeting of Stockholders of First Mid-Illinois Bancshares, Inc.,
to be held in the lobby of the First Mid-Illinois Bank & Trust, 1515 Charleston Avenue, Mattoon, Illinois, on May 23, 2007, at 4:00 p.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse and, in their discretion, upon such other business as may come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR
THE ELECTION OF ALL NOMINEES LISTED HEREON AND FOR PROPOSAL 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on the reverse side.)